PRESS RELEASE

China BAK Closes $13.65 Million Private Placement

Shenzhen, China - Nov. 9, 2007 - China BAK Battery, Inc. (“China BAK”) (Nasdaq: CBAK), one of the largest manufacturers of lithium-based battery cells in the world, today announced that it successfully closed with certain accredited investors a private placement of 3,500,000 shares of China BAK’s common stock at a purchase price of $3.90 per share, for an aggregate purchase price of $13,650,000. The net proceeds of the offering will be used for the expansion of current business, for working capital, and to retire certain indebtedness. Roth Capital Partners, LLC acted as exclusive placement agent in connection with the transaction.

Mr. Xiangqian Li, Chief Executive Officer of China BAK commented, “We are very pleased to have consummated this financing with high-quality investors in the U.S. Following this offering, we believe that we will have sufficient capital to execute our business plan and, more importantly, to reach what we believe could be a major value enhancing milestone - the completion of our on-going transition from replacement market to OEM market and our expansion in high power battery sector.”

Mr. Tony Shen, Chief Financial Officer of China BAK added, “This Offering will further strengthen our balance sheet, especially our capital structure, and provide us with more flexibility to capture growth opportunities.”

The securities issued in the private placement have not been registered under the Securities Act of 1933, as amended, and may not be subsequently offered or sold by the investors in the United States, except pursuant to an effective registration statement or an applicable exemption from the registration requirements. As part of the private placement, China BAK has also entered into a Registration Rights Agreement with the investors, pursuant to which, among other things, China BAK agreed to register the shares that will be issued in the private placement within a pre-defined period. Under the terms of the Registration Rights Agreement, China BAK is obligated to file a registration statement under the Securities Act of 1933 on Form S-3 covering the resale of the securities issued to the investors in the private placement.

For more detailed information on the financing referred to in this release, see China BAK’s Current Report on Form 8-K which will be filed with the Securities and Exchange Commission on or about November 9, 2007.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale of any securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

About China BAK Battery Inc.

China BAK Battery, Inc. is one of the largest manufacturers of lithium-based battery cells in the world, as measured by production output. It produces battery cells that are the principal component of rechargeable batteries commonly used in cellular phones, notebook computers, cordless power tools and portable consumer electronics, such as digital media devices, portable media players, portable audio players, portable gaming devices and personal digital assistants (or PDAs). China BAK's 1.9 million square feet facilities are located in Shenzhen, PRC, and have been recently expanded to produce new products. China BAK is the largest manufacturer of lithium-ion battery cells for China's cellular phone replacement battery market. More information about China BAK (Nasdaq: CBAK) is available at http://www.bak.com.cn.

This press release contains forward-looking statements, which are subject to change. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All "forward-looking statements" relating to the business of China BAK Battery, Inc. and its subsidiary companies, which can be identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties which could cause actual results to differ. These factors include but are not limited to: risks related to our business and risks related to operating in China. Please refer to our 10-K for specific details on our risk factors. Given these risks and uncertainties, you are cautioned not to place undue reliance on forward-looking statements. The Company's actual results could differ materially from those contained in the forward-looking statements. The company undertakes no obligation to revise or update its forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

For more information, please contact:

Tracy Li
Tel: +86-755-8977-0093
Email: tracylee@bak.com.cn